UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 2, 2007

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Press Release issued October 2, 2007 - FHLBNY ADVANCES INCREASE TO $74.5 BILLION IN SEPTEMBER.

FOR IMMEDIATE RELEASE CONTACT: Eric Amig
October 2, 2007 (212)441-6807

FHLBNY ADVANCES INCREASE TO $74.5 BILLION IN SEPTEMBER

New York, New York - The Federal Home Loan Bank of New York ("FHLBNY") today announced that the level of collateralized loans outstanding to its members as of the end of September, referred to as advances, was $74.5 billion, an increase of approximately $8.0 billion since August 31, 2007. Advances are used by members to support their lending and residential mortgage operations.

"This increase advance activity is another indication that strong demand for mortgage credit is being filled by our community based member lenders," said Mr. DelliBovi. "We are experiencing this solid growth because the loans our community member lenders make are solidly underwritten and made in a responsible manner."

FHLBNY disclosed information about its recent advance activity following a statement issued by the Federal Home Loan Bank’s Office of Finance that noted the 12 FHLBanks provided about $53 billion of liquidity in the form of advances to their member institutions during the disruptions in the credit markets in September.

The par value of advances does not include fair value adjustments for advances resulting from hedge accounting (SFAS 133) or premiums and discounts on advances.

The Federal Home Loan Bank is a AAA rated, wholesale bank. It is part of the Federal Home Loan Bank System, a national wholesale banking network of 12 regional, stockholder-owned banks. The Federal Home Loan Bank serves 300 community lenders in New Jersey, New York, Puerto Rico, and the U.S. Virgin Islands. The mission of the Federal Home Loan Banks is to advance housing opportunity and local community development by maximizing the capacity of community-based member-lenders to serve their markets.

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

October 2, 2007	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer